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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 31, 2006

Golf Trust of America, Inc.

(Exact Name of Company As Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-14494 (Commission File Number)	33-0724736 (I.R.S. Employer Identification Number)

10 North Adger’s Wharf, Charleston, SC  29401

(Address of principal executive offices) (Zip Code)

(843) 723-4653

(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 31, 2006, Golf Trust of America, Inc. (the “Company”) executed a letter (the “Letter Amendment”) with Scott D. Peters, the Company’s Chief Financial Officer and Secretary, extending the fixed Date of Termination of the Modified Schedule of Mr. Peter’s employment pursuant to the Fourth Amended and Restated Employment Agreement between Mr. Peters and the Company (the “Employment Agreement”) from March 31, 2006 to September 30, 2006.  As a result of the Letter Agreement, Mr. Peter’s employment will be terminated at September 30, 2006, unless earlier terminated by the Company or by Mr. Peters for Good Cause (as defined in the Employment Agreement). The Employment Agreement remains in full force and effect, except as expressly modified or amended by the Letter Amendment.

A copy of the Letter Amendment is included as Exhibit 10.38 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Letter Amendment is qualified in its entirety by the contents of the Letter Amendment.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.38	Letter Agreement, dated March 31, 2006, amending the fourth amended and restated employment agreement of Scott D. Peters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLF TRUST OF AMERICA, INC.
(Company)

April 6, 2006	By:	/s/ W. Bradley Blair, II
W. Bradley Blair, II
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.38	Letter Agreement, dated March 31, 2006, amending the fourth amended and restated employment agreement of Scott D. Peters